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                                                                   Exhibit 10.15

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, made this ______day of ______________, 1999, by and between the BRYAN-COLLEGE STATION ECONOMIC DEVELOPMENT CORPORATION, a Texas non-profit corporation (hereinafter referred to as "LANDLORD"), and DECISIONONE CORPORATION , a Delaware Corporation (hereinafter referred to as "TENANT").

         WHEREAS, the LANDLORD owns or will own certain real property located in Brazos County, Texas; and

         WHEREAS, the LANDLORD wishes to lease to TENANT and TENANT wishes to lease from LANDLORD, the premises more particularly described herein for economic development purposes.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the LANDLORD, and TENANT agree as follows:

         1. Definitions: As used herein, the terms defined in this Section shall have the meanings set forth herein.

                  a.      Land:             Being a 9.999 acre tract of land
                                            lying and being situated in the
                                            Richard Carter Survey, Abstract No.
                                            8, Bryan, Texas, and being more
                                            particularly described on Exhibit
                                            "A" attached hereto and made a part
                                            hereof for all purposes, together
                                            with all the rights of way,
                                            privileges and appurtenances
                                            thereunto belonging or in anywise
                                            appertaining thereto.

                  b.      Improvements:     All buildings, parking facilities
                                            and other improvements on the above
                                            mentioned land and containing
                                            approximately 50,096 square feet.

                  c.      Premises:         The land and the Improvements as
                                            defined herein.

         2.Term of Lease: The original term of this Lease shall be for a period of 10 years, commencing on the date specified at the beginning of the Lease with two (2) five (5) year options to renew at TENANT's discretion on the same terms and conditions described herein.

         Thereafter beginning with the twenty-first (21st) year of this Lease at TENANT's sole discretion, the Lease term shall automatically be renewed on a year-to-year basis on the same terms and conditions described herein; provided however, the rental rate shall be equal to fifty percent (50%) of the then current commercial rental rate in Bryan-College Station. Beginning with the twenty-first (21st) year of this Lease the Lease structure will become a triple net lease rather than an absolute net lease and the LANDLORD shall assume full responsibility for all cost of structural repairs and replacements including but not limited to the roof and roof membrane,
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building structure, including loading dock, foundation and concrete slab, parking lot and driveways, HVAC and exterior glass.

         3. Rent: TENANT agrees to pay to LANDLORD, in lawful money of the United States of America throughout the term of this Lease a lease payment of One Dollar ($1.00) per year payable in advance.

         4. Alternative Performance Payment: TENANT agrees to employ the following number of employees at a payroll amount listed below (the "Performance Standards"):

         LEASE TERM                            EMPLOYEES            ANNUAL PAYROLL
         ----------                            ---------            --------------
         Commencing at the 12th month          200 employees        $ 4,800,000.00
         to the 24th month of occupancy

         25th month to 36th month              350 employees        $ 8,400,000.00

         37th month to end of Lease Term       500 employees        $12,000,000.00

         Should TENANT fall below these Performance Standards in any one quarter, TENANT shall pay that percentage of Alternative Performance Payment (as defined below) which is in effect in the quarter wherein said payments are due, which equals the percentage of TENANT's performance which falls below the Performance Standards.

         Alternative Performance Payment shall equal the value, on the execution date of the Lease, agreed by the parties to be $12.00 per square foot per year, payable in monthly installments of $1.00 / SF, increased, after year five (5) of the Lease Term, on an annual basis by three percent (3%); provided, however, such Alternative Performance Payment shall never exceed two and no/100 dollars ($2.00) per square foot per month.

         BY WAY OF EXAMPLE ONLY: Assume Alternative Performance Payment is required in the first quarter of year eight (8) of Lease Term. Alternative Performance Payment shall be calculated as follows:

         Quarterly Payroll Commitment:               $3,000,000.00 = $12,000,000.00 / 4 quarters
         Year 8 - 1st Quarter Actual Payroll:        $2,000,000.00

                  $3,000,000.00 - $2,000,000.00 = $1,000,000.00

                  $1,000,000.00 / $3,000,000.00 = 33%

                  Alternative Performance Payment calculation:

                  Year 8 Monthly Rental = $1.0927 / SF per month

                  $1.0927 / SF per month x 50,096 SF = $54,739.90 per month

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                  33% x $54,739.90 per month = $18,064,17 per month for the 1st quarter of year 8 of the lease term

         TENANT's payroll portion of the Performance Standards is to be calculated on a quarterly basis based upon the last day of the month of the quarter following twelve (12) months from the date of occupancy of the Premises by TENANT. TENANT agrees, upon written request from Landlord, to provide to LANDLORD all employment records reasonably necessary to verify TENANT's compliance with the provisions of this paragraph.

         Notwithstanding anything herein to the contrary, should TENANT fail to achieve, or having achieved fail to maintain, employee numbers and payroll amounts at a level equal to or greater than thirty-three percent (33%) of the Performance Standards described above in any quarter, LANDLORD may notify TENANT in writing of a default under this provision. Upon receipt of said written notice TENANT shall have 30 days in which to cure said default. In the absence of a cure, LANDLORD in its sole discretion may terminate this Lease and TENANT shall surrender the Premises on ninety (90) days written notice by the LANDLORD given as required by paragraph 35 hereof. TENANT's correction of this failure during the ninety (90) day notice provision described above shall not entitle it to reinstatement of the Lease, unless LANDLORD agrees to such reinstatement, in its sole discretion.

         5. Insurance: Throughout the term of this Lease Agreement, TENANT shall, at its sole cost and expense, keep the Improvements insured against loss or damage by fire and against all loss or damage by other risks now or hereafter embraced by the standard form of extended coverage endorsement regularly available from major insurers of fire and other hazards, in an amount not less than one hundred percent (100%) of the then full replacement cost, subject to a deductible not greater than Fifty Thousand Dollars ($50,000.00) throughout the term of this Lease. LANDLORD and TENANT shall be named as the insured on the above described policy.

         TENANT, at its sole cost and expense, shall maintain personal injury and property damage liability insurance against claims for personal injury, death or property damage occurring in or about the Premises providing protection during the term of this Lease for not less than One Million Dollars ($1,000,000.00) per occurrence. Such policies issued hereunder shall name the LANDLORD as an additional insured.

         TENANT shall, at all times during the Term of this Lease at its sole cost and expense, obtain and keep in force Worker's Compensation and Employer Liability Insurance.

         All fire and extended coverage insurance and other insurance carried by TENANT covering losses arising out of destruction or damage to the Premises or its contents and all insurance carried covering liability arising from personal injury, death or property damage shall provide for a waiver of rights and subrogation against LANDLORD and TENANT on the part of the insurance carrier.

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         6. Quiet Enjoyment: So long as the TENANT shall pay the rent, and an
Alternative Performance Payment if applicable, provided for in this Lease, and shall not have breached any of its material obligations under this Lease, the LANDLORD covenants that the TENANT may peaceably and quietly have, hold, and enjoy the Premises for the entire term without hindrance, interruption or disruption by LANDLORD, LANDLORD's creditors, or any other person having claims against the LANDLORD or the Premises as a result of LANDLORD's actions. LANDLORD shall do everything necessary, including taking appropriate legal measures, to remove any impediment to TENANT's quiet and peaceable enjoyment, so long as such impediment is the result of LANDLORD's actions and not TENANT's, or any other person or persons claiming by, through, or under LANDLORD, subject, nevertheless, to the terms of this Lease.

         7. No Guarantees or Warranties: LANDLORD makes no implied or express warranty of any kind including but not limited to the warranty of fitness for a particular purpose, warranty of habitability, warranty of merchantability or warranty of commercial suitability.

         8. Taxes and Assessments: In addition to rent, TENANT agrees to pay, as they become due and payable, and before they become delinquent, all ad valorem taxes, both general and special assessments and governmental charges lawfully levied or assessed against the Premises or any part thereof, including improvements, during the term of this Lease and dues and assessments by means of deed restrictions and/or owners' associations. TENANT shall pay, in addition to the amount set forth in the preceding sentence, all taxes and assessments which are not presently in effect but which may hereinafter be enacted and which would be chargeable to TENANT as a consequence of the ownership of the Premises if in fact TENANT were the owner thereof in fee simple at the time of such assessment of levy. Any exemptions from taxation that the Premises may qualify for shall be for the TENANT's account. In the event TENANT fails to pay any taxes and assessments as required by this section, LANDLORD may, at its option, pay such taxes and assessments, and the amount of such taxes and assessments shall be charged to TENANT as additional rent and shall become due and payable by TENANT within thirty days from receipt of LANDLORD's invoice.

         9. Triple Net Lease : It is the purpose and intent of LANDLORD and TENANT that the rent provided in this Lease shall be absolutely net to LANDLORD, and that TENANT shall pay, without notice or demand, and without abatement, deduction or setoff and save LANDLORD harmless from and against all costs, taxes (ad valorem and personal), insurance (including the cost of the insurance set forth in paragraph 5), expenses of maintenance, repair and replacement, and other charges and expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the term of this Lease. If TENANT is required to make any payment or incur any expense as provided in this Lease and fails to do so, then LANDLORD, at its option, may make the payment or incur the expense on TENANT's behalf, and the cost thereof shall be charged to TENANT as additional rent and shall be due and payable by TENANT within thirty days from receipt of LANDLORD's invoice.

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         10. Use: TENANT warrants and represents to LANDLORD that the Premises shall be used and occupied only for the purpose of a computer hardware and software technical service support center. Specifically, TENANT will employ managers, supervisors, and trained service support technicians in the computer hardware and software field to provide "help desk" functions. These functions will occur in an "inbound call center environment." The purpose for which the Premises may be used may be altered, expanded or restricted, provided the Performance Standards are met, with the prior written consent of the LANDLORD. TENANT shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. TENANT's use of the Premises shall comply with all laws, ordinances and regulations applicable thereto. TENANT shall obtain all governmental licenses and permits necessary to utilize the Premises for its intended use.

         11. Inspection: LANDLORD or its authorized agents shall be allowed reasonable access to the building, for legitimate purposes, with forty-eight
(48) hours prior notice. LANDLORD shall have the right to use any and all means which LANDLORD may deem proper to open any door in an emergency .

         12. Building Services: TENANT shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, refuse or garbage collection and for all electric lights. LANDLORD shall not be required to pay for any utility services, supplies or upkeep in connection with the Premises.

         13. LANDLORD Repairs: LANDLORD shall not be required to maintain or make any improvements, replacements or repairs of any kind or character to the Premises during the first twenty years of the term of this Lease. LANDLORD shall in all instances pursue all remedies for warranty repairs of any nature and if necessary file appropriate legal action to effectuate said remedies.

         14. TENANT Repairs: TENANT shall, for the first twenty years of the term of this Lease, at its sole cost and expense, maintain, repair and replace all parts of the Premises and keep the same in good repair and condition, including, but not limited to, roof, foundation, parking areas, structural soundness of exterior walls, windows, plate glass, doors, heating, ventilating and air conditioning systems, down spouts, fire sprinkler system, dock bumpers, lawn maintenance, pest control and extermination, trash pick-up and removal, and painting the building and exterior doors.

         15. LANDLORD Improvements: Prior to TENANT's occupancy, TENANT will manage as LANDLORD's agent the construction of all Improvements as set forth in the Preliminary Plans approved by LANDLORD and TENANT simultaneously with the execution of this Lease. Within thirty (30) days from the date of this Lease, TENANT shall have architect prepare and deliver to LANDLORD final plans and specifications for the construction of the Improvements described in the preliminary plans. Within five (5) days from receipt by LANDLORD of the final plans and specifications, LANDLORD shall execute a copy of the final

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plans and specifications and any change orders, if applicable. LANDLORD's total contribution shall be Four Million Dollars ($4,000,000.00) and shall be available to pay any fees and hard and soft costs associated with the construction of the Project, but excluding by way of example such costs as marketing, promotion, transportation costs and any employee salaries or benefits. The TENANT agrees to deposit Three Hundred Thousand Dollars ($300,000.00) into LANDLORD's construction escrow fund to be utilized by LANDLORD to fund items associated with the construction of the Project, as described in the preceding sentence. Any expenses over and above $4,000,000.00 due to change orders requested by the TENANT, cost overruns, or original design costs, shall be at TENANT's cost. Any changes or modifications to the final plans and specifications after they have been bid shall be made and accepted only by written change order or agreement signed by LANDLORD and TENANT and shall constitute an amendment to this Lease. The preliminary plans and the final plans and specifications (when approved by LANDLORD and TENANT) are incorporated in this Lease by reference. TENANT, as LANDLORD'S agent, agrees that the construction of the improvements will be substantially in accordance with the final plans and specifications. TENANT will make reasonable efforts to assure that contractor performs its work, in a good and workmanlike manner and in full compliance with all provisions of federal, state and local authorities having jurisdiction over the Premises.

         16. TENANT's Commitment: The TENANT, prior to occupancy, shall install in the Premises trade fixtures and personal property valued at approximately Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00).

         17. No Transfer: No portion of the Premises or of TENANT's interest in this Lease may be acquired by any other person or entity, without the express written permission of LANDLORD, such permission shall not be unreasonably withheld.

         18. LANDLORD's Assignment: LANDLORD shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Premises; provided however, TENANT shall have a right of first refusal in all such contemplated sales, transfers and assignments, except if such sale, transfer and assignment is to the City of Bryan, Texas and/or Brazos County, Texas. The LANDLORD shall give written notice to the TENANT of its intent to sell the Premises (other than to the City of Bryan or Brazos County). Such notice shall specify the price and sales terms of such contemplated sale. The TENANT shall have thirty (30) days from receipt of notice in which to exercise its option to purchase on the same sale and purchase terms. Failure by TENANT to respond within thirty (30) days of such notice shall be deemed a waiver of such right of first refusal. Any such sale, transfer or assignment shall operate to release LANDLORD from any and all liabilities arising out of any act, occurrence or omission relating to the Premises or this Lease arising after the date of such sale, assignment or transfer. Any subsequent holder of LANDLORD's estate, whether partial or complete, shall be subject to the terms and conditions of this Lease.

         19. Eminent Domain and Condemnation: If the Premises is taken by condemnation or the right of eminent domain during the pendency of this Lease Agreement, either party, upon

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written notice to the other, shall be entitled to terminate the Lease as of the date of the taking of possession by Condemnor.

         It is understood in the event of the termination of this Lease due to said condemnation, TENANT shall have no claim against LANDLORD for the value of any unexpired term of its Lease. LANDLORD shall have no claim against TENANT for any rental payments for the unexpired term of the Lease. LANDLORD shall be entitled to receive and retain the amounts awarded for the Condemnation of the Premises as the fee owner. TENANT shall have the right to claim and recover from the condemning authority, such compensation as may be separately awarded or recoverable by TENANT in TENANT's own right to compensate it for its leasehold interest.

         20. Signs: LANDLORD shall permit TENANT to erect any signs designating its business or products on the Premises as long as such signs shall conform to applicable public zoning, city ordinances or other laws and covenants of record.

         21. RELEASE: TENANT AND ITS ASSIGNS ASSUME FULL RESPONSIBILITY FOR THE USE OF THE PREMISES, AND HEREBY INDEMNIFIES AND HOLDS HARMLESS THE LANDLORD, ITS OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, INCLUDING THE COST OF DEFENSE THEREOF, ATTORNEYS' FEES AND EXPENSES, FOR ANY INJURY TO OR DEATH OF ANY PERSON (WHETHER EMPLOYEES OF EITHER PARTY OR OTHER THIRD PARTIES) AND ANY LOSS OF OR DAMAGE TO PROPERTY OR BUSINESS (WHETHER PROPERTY OF EITHER OF THE PARTIES HERETO, THEIR EMPLOYEES, OR OF THIRD PARTIES) THAT IS CAUSED BY OR ALLEGED TO BE CAUSED BY, ARISING OUT OF, OR IN CONNECTION WITH AN ACT OR OMISSION OF TENANT, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS RELATIVE TO THE USE OF THE PREMISES, THE CONDITION OF THE PREMISES, WHETHER PATENT OR LATENT, OR ANY BREACH OR DEFAULT IN PERFORMANCE OF ANY OBLIGATION OF TENANT HEREUNDER.

         Insurance covering this indemnity requirement shall be provided by TENANT. Such insurance shall provide for bodily injury or death in the minimum amount of $1,000,000.00 per occurrence along with property damage insurance in the minimum amount of $1,000,000.00 per occurrence. LANDLORD agrees that the TENANT's obligation to indemnify the LANDLORD herein shall be limited to the insurance policy amounts stated herein. Such insurance coverage will name the LANDLORD, its officers and directors, as additional insureds. The TENANT shall present to LANDLORD a policy or certificate of such insurance with endorsements reflecting this contractual indemnity, a waiver of subrogation and additional insured/loss payee as provided for herein. There shall be no exclusion in the policy for LANDLORD having secured its own insurance. The policy shall require written notice to be given the LANDLORD at least fifteen (15) days prior to any cancellation of the policy before its expiration.

         22. Partial Damage to Premises: TENANT shall notify LANDLORD in writing as soon as practicable upon the occurrence of any damage to the Premises. If the Premises are only

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partially damaged, partially damaged being defined as thirty percent (30%) or less of the full insurable value of the Improvements immediately prior to the casualty, and if the proceeds received by LANDLORD from the insurance policies described in paragraph 5 are sufficient to pay for the necessary repairs to the Improvements, this Lease shall remain in effect and TENANT shall repair the damage as soon as reasonably possible. LANDLORD shall assign all insurance proceeds received as a result of such damage to TENANT to be used to rebuild the Premises. LANDLORD shall have no obligation to repair or rebuild Tenant's furniture, fixtures, equipment or personal property contained within the Premises. If the insurance proceeds received by LANDLORD are insufficient to cover the entire cost of repair of the Premises, or if the damage was due to a cause not covered by the insurance policies which TENANT maintains pursuant to paragraph 5, LANDLORD may elect either to (a) have the TENANT repair the damage with reasonable diligence in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. LANDLORD shall notify TENANT of its election within sixty (60) days after receipt of notice of the damage. In the event that LANDLORD elects to have the damage repaired, LANDLORD shall assign the insurance proceeds to the TENANT and TENANT shall pay the difference between the actual cost of repair and any insurance proceeds received by LANDLORD. If LANDLORD elects to terminate the Lease, LANDLORD shall be entitled to any insurance proceeds paid for such damage to the Improvements.

         23. Total or Substantial Destruction: In the event that the Premises are totally or substantially destroyed by any cause whatsoever, total or substantial damage being defined as in excess of thirty percent (30%) of the full insurable value of the Improvements prior to the casualty, this Lease shall terminate as of the date the destruction occurred regardless of whether LANDLORD receives any insurance proceeds. If the Premises can be rebuilt within six (6) months following the date of destruction, and TENANT desires to have the Improvements rebuilt, LANDLORD may elect to have the TENANT rebuild the Premises, to the extent of any proceeds received by LANDLORD from policies of insurance, in which case, this Lease shall remain in full force and effect. In such event, LANDLORD shall assign to TENANT any such insurance proceeds. LANDLORD shall notify TENANT of such election within thirty (30) days after the occurrence of total or substantial destruction. TENANT shall pay the difference between the actual cost of rebuilding and any insurance proceeds received by LANDLORD and assigned to TENANT. Should LANDLORD elect not to rebuild, all insurance proceeds from policies described in paragraph 5 insuring the Improvements hereof shall be paid to LANDLORD.

         In the event that this Lease is terminated pursuant to the provisions of paragraphs 22 and 23, the rent due by TENANT shall be abated for the unexpired portion of the Lease, effective as of the date the destruction occurred.

         24. Holding Over: In the event TENANT remains in possession of the Premises after the twentieth year of the Lease term without the execution of a Lease Amendment, TENANT shall be deemed to be occupying the Premises as a tenant from month to month at a rental rate in the year of the holdover plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month to month tenancy.

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        25. Default and Remedies by TENANT: The following shall be deemed to be events of default by TENANT under this Lease:

                  (a) TENANT shall fail to pay when due any installment of rent, an Alternative Performance Payment or any other payment required pursuant to this Lease.

                  (b)      TENANT shall vacate or abandon the Premises.

                  (c) TENANT shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of TENANT.

                  (d) TENANT shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

                  (e) TENANT shall do or permit to be done any act which results in a lien being filed against the Premises, which is not removed within thirty (30) days of its filing. TENANT shall immediately notify LANDLORD of any lien filing and provide a recorded Release of Lien within the time provided above.

                  (f) The liquidation, termination or dissolution, (but not sale, merger or consolidation) of TENANT.

                  (g) TENANT shall be in default of any other term, provision or covenant of this Lease, other than as specified in subparagraph (a) through (f) above, and if such default is not cured within thirty (30) days after written notice thereof from LANDLORD to TENANT.

         26. Remedies for TENANT's Defaults: Upon the occurrence of any event of default set forth in this Lease, which is not cured within thirty days after receipt of written notice of said alleged default by TENANT from LANDLORD, providing said default can be cured within said thirty day period. LANDLORD shall have the option to pursue any one or more of the following In the event that TENANT is making reasonable efforts to cure a default which cannot be cured within a thirty day period the cure period will be extended as appropriate. :

                  (a) LANDLORD may enter upon and take possession of the Premises and expel or remove TENANT and any other person who may be occupying all or any part of the Premises and relet the Premises on behalf of TENANT and receive the rent directly by reason of such reletting. TENANT agrees to pay LANDLORD upon demand any deficiency that

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                           may arise by reason of any reletting of the Premises
                           at a rental rate less than the rent in effect in the year of default; further, TENANT agrees to reimburse LANDLORD for any expenditures made by it in order to relet the Premises, including, but not limited to, repair costs Arising from occurrences other than normal wear and tear.

                  (b) LANDLORD may enter upon the Premises and perform TENANT's obligations under the Lease. TENANT agrees to reimburse LANDLORD on demand for any expenses which LANDLORD may incur in effecting compliance with TENANT's obligations under this Lease; further, TENANT agrees that LANDLORD shall not be liable for any damages resulting to TENANT from effecting compliance with TENANT's obligations under this Lease.

                  (c) LANDLORD may terminate this Lease, in which event TENANT shall immediately surrender the Premises to LANDLORD, and if TENANT fails to surrender the Premises, LANDLORD may, without prejudice to any other remedy which it may have for possession or arrearages in rent and/or Alternative Performance Payment, enter upon and take possession of the Premises and expel or remove TENANT and any other tenant who may be occupying all or any part of the Premises . TENANT agrees to pay on demand the amount of all loss and damage which LANDLORD may suffer due to the termination of this Lease under this paragraph 26 including, without limitation, loss and damage due to the failure of TENANT to maintain and/or repair the Premises as required hereunder and/or due to the inability of LANDLORD to relet the Premises on satisfactory terms or otherwise.

                  (d) Provided that TENANT's default under paragraph 25 above is for failure to pay rent and/or Alternative Performance Payment, LANDLORD may, prevent TENANT from entering the Premises by changing the door locks. If LANDLORD changes the door locks, LANDLORD shall place a written notice on the front door of the Premises, stating the name and address or telephone number of an individual or company from which a new key may be obtained by TENANT; provided, however, that (i) the new key needs to be provided only during LANDLORD's regular business hours, and (ii) LANDLORD may condition delivery of the new key upon TENANT's payment of all rent then due. Costs and expenses incurred by LANDLORD in exercise of its right pursuant to this paragraph 26(d) shall be deemed to be expenditures and damages recoverable from TENANT Pursuant to (a), (b) or (c) of this paragraph 26.

        Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by LANDLORD, only by written notice of such termination to TENANT given in

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accordance with paragraph 35 below, and no other act or omission of LANDLORD shall be construed as a termination of this Lease.

         27. Remedies Cumulative: All rights and remedies of LANDLORD and TENANT herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

         28. Mitigation of Damages: With respect to the provisions of any laws of the State of Texas or of this Lease which require that Landlord use reasonable efforts to relet the Premises, it is understood and agreed that the following shall apply in determining whether such efforts by LANDLORD to relet are reasonable:

                  (a) LANDLORD may elect to lease other comparable, available space it may own before reletting the Premises;

                  (b) LANDLORD may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant;

                  (c) LANDLORD may decline to relet the Premises to a prospective tenant if the nature of such prospective tenant's business is not consistent with the zoning for the area in which the Premises is situated or with the type of business in that area;

                  (d) LANDLORD may decline to relet the Premises to a prospective tenant, the nature of whose business may have an adverse impact upon the manner in which the Premises is operated even though such prospective tenant may have a good credit rating;

                  (e) Before reletting the Premises to a prospective tenant, LANDLORD may require the prospective tenant to demonstrate the same financial capacity that LANDLORD would require as a condition to leasing other space it may own to the prospective tenant; and

                  (f) Listing the Premises with a broker in a manner consistent with subsections (a) through (f) above shall constitute prima facie evidence of reasonable efforts on the part of LANDLORD to relet the Premises.

        29. Default by LANDLORD: The following shall be deemed events of default by the LANDLORD under this Lease:

                  (a) LANDLORD shall fail to construct the Improvements (for a reason not the fault, in whole or in part, of TENANT); provided however, failure to complete the Improvements on the time schedule set

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
                           forth in the construction documents for a reason not the fault of the LANDLORD, shall not be deemed a default.

                  (b) LANDLORD shall fail to perform its obligations pursuant to paragraph 6 hereof.

                  (c) The City of Bryan, Texas and Brazos County, Texas fail to approve tax abatement for the TENANT in the following amounts:

                                  Tax Year             Percentage of Increased Value over
                                                       January 1, 1999 Value to be Abated
                                                       ----------------------------------
                                    2000                               90%
                                    2001                               80%
                                    2002                               70%
                                    2003                               60%
                                    2004                               50%
                                    2005                               40%
                                    2006                               30%
                                    2007                               20%
                                    2008                               10%
                                    2009                               10%

        30. Remedies of TENANT: Upon an event of default as defined in paragraph 29 above, TENANT shall have the following remedies:

                  (a) Should LANDLORD fail to construct the Premises, for a reason not the fault, in whole or in part, of the TENANT, as outlined in paragraph 29(a) hereof, or breach its obligation under paragraph 6 hereof, TENANT shall have a right to terminate the Lease and shall be entitled to recover direct, but not incidental, consequential or special damages notwithstanding their foreseeability, from the LANDLORD.

                  (b) If the TENANT is unable to secure tax abatement as described above, LANDLORD shall pay to the taxing authorities, during the first ten (10) years of this Lease, ad valorem taxes equal to that percentage of taxes, as indicated in paragraph 29 (c) above, that would have been abated had such tax abatement been approved.

        31. Default Prior to Completion: Damages: TENANT acknowledges and agrees
(1) that LANDLORD would not purchase the Premises and construct the improvements thereon except for TENANT's agreement to occupy the Premises pursuant to this Lease and to pay the rent and satisfy the Performance Standards provided herein, and (2) that the improvements to be constructed on the Premises have been designed by TENANT for its own particular and unique use. Therefore, if TENANT breaches this Lease prior to TENANT's occupancy of the Premises, TENANT shall pay to LANDLORD monthly, the sum of one dollar ($1.00) per square foot per month calculated on the completed building size, until such time as (i) LANDLORD can relet the Premises to a tenant of financial capacity similar to TENANT that (a) can meet the Performance Standards set forth herein or (b) will enter into a long term lease at the then prevailing commercial rental rates for space in Bryan-College Station or (ii) LANDLORD sells the Premises to a third party for an amount that exceeds the then unpaid balance on the Note the EDC executed to finance the construction of the Premises.

        32. LANDLORD's Lien: LANDLORD shall have at all times a valid security interest to secure payment of all rentals, Alternative Performance Payments, and other sums of money becoming due hereunder from TENANT and to secure payment of any damages or loss which LANDLORD may suffer by reason of the breach by TENANT of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property (herein the "Personalty") of TENANT presently, or which may hereafter be, situated in the Premises, and all proceeds therefrom, and such Personalty shall not be removed therefrom without the consent of LANDLORD until all arrearages in rent or Alternative Performance Payments as well as any and all other sums of money then due to LANDLORD hereunder shall first have been paid and discharged and all covenants, agreements and conditions hereof have been fully compiled with and performed by TENANT. Upon the occurrence of an event of default by TENANT, LANDLORD may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of the Personalty situated in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having the Personalty at the sale, after giving TENANT reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale LANDLORD may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving TENANT reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in paragraph 35 of this Lease at least ten (10) days before the time of sale. Any public sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises or where the Personalty is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in Brazos County, Texas, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Personalty (including reasonable attorney's fees and expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to TENANT or as otherwise required by law; TENANT shall pay any deficiencies forthwith. Upon request by LANDLORD, TENANT agrees to execute and deliver to LANDLORD a financing statement in form sufficient to perfect the security interest of LANDLORD in the aforementioned Personalty and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas.

         33. Waiver: No failure by either party to insist upon the other party's strict performance of any provision hereof or to exercise any right, power, or remedy, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of the right then or thereafter to enforce such provision. No provision of this Lease, and no breach hereof, shall be waived, altered, or modified except by written instrument executed by both parties. No waiver of any breach shall affect or alter this Lease, but each and every provision hereof shall continue in full force and effect with respect to any other existing or subsequent breach thereof.

         34. End of Term: TENANT shall, at the termination of this Lease, whether by lapse of time or otherwise, peaceably and quietly deliver to the LANDLORD all of the Premises in good condition less wear and tear.

         35. Notices: Any notice required, under the terms of this Lease or under any legal requirement, shall be in writing and mailed by overnight or certified mail, return receipt requested, postage prepaid, addressed to the party intended to be notified at the following address (or such other address as the receiving party may notify to the sending party), and notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date of receipt.

                       All notices to the LANDLORD shall be sent to:

                       President/CEO
                       Bryan-College Station Economic Development Corporation 4001 E. 29th Street, Suite 180
                       Bryan, Texas 77802

                       All notices to the TENANT shall be sent to:

                       DecisionOne Corporation
                       50 East Swedesford Road
                       Frazer, PA 19355
                       Attn: Corporate Real Estate

        36. Signature Corporate or Partnership Authority: Both TENANT and LANDLORD shall be required to deliver adequate assurances, such as a Certificate of Incumbency, to certify that the signatories to this Lease possess the necessary authority to bind the entity which they represent. TENANT shall deliver to LANDLORD a Certificate of the Secretary of State of the State of Texas evidencing it is licensed to do business in the State of Texas.

         37. Originals: The parties hereto shall execute seven original signature copies of this Lease.

         38. Governing Law: This Lease shall be construed under and in accordance with the laws of the State of Texas and the laws of the United States Of America as applicable to transactions within the State of Texas.
This Lease is performable in Brazos County, Texas.

         39. Amendment: This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by LANDLORD and TENANT.

         40. Attorneys' Fees: In the event TENANT or LANDLORD defaults in the performance of any of the terms, agreement or conditions contained in this Lease and TENANT or LANDLORD commences legal action of any kind to enforce the terms and conditions of the Lease, the prevailing party in such litigation shall be entitled to collect from the other party all costs, expenses and attorney's fees incurred in connection with such action.

         41. Publication: TENANT hereby agrees that LANDLORD shall have the right, but not the obligation, at no cost to TENANT, to publicize and/or advertise the execution of this Lease and the related transaction.

         42. Miscellaneous Provisions: If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which shall remain in full force and effect. This Lease Agreement shall be binding upon and inure to the benefit of the LANDLORD and TENANT and their respective successors and assigns.

BRYAN-COLLEGE STATION ECONOMIC              DECISIONONE CORPORATION
      DEVELOPMENT CORPORATION


                                            By:
----------------------------------             --------------------------------
Lewis N. Newman, Chairman                   Printed Name:
                                                         ----------------------
                                            Title:
                                                  -----------------------------

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